UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2019

ENPHASE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35480	20-4645388
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

47281 Bayside Parkway

Fremont, CA 94538

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (707) 774-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	ENPH	NASDAQ Global Market

Item 1.01.                                        Entry into a Material Definitive Agreement.

Purchase Agreement

On May 30, 2019, Enphase Energy, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC and Barclays Capital Inc. (collectively, the “Initial Purchasers”) to issue and sell $120 million aggregate principal amount of 1.00% Convertible Senior Notes due 2024 (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Company granted the Initial Purchasers a 13-day option to purchase up to an additional $12 million aggregate principal amount of Notes on the same terms and conditions to cover over-allotments, if any. The Initial Purchasers exercised their option in full to purchase an additional $12 million aggregate principal amount of Notes on June 4, 2019, and $132 million aggregate principal amount of Notes were issued on June 5, 2019. Enphase received $128.04 million in net proceeds from the sale of the Notes issued on June 5, 2019 (after deducting the Initial Purchasers’ discount).

The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K, and such Exhibit 10.1 is incorporated herein by reference.

Indenture

In connection with the placement of the Notes pursuant to the Purchase Agreement, the Company entered into an indenture by and between the Company and U.S. Bank National Association, as trustee (the “Indenture”), and issued the Notes pursuant to the Indenture. The Notes will bear interest at a rate of 1.00% per year, payable semi-annually on June 1 and December 1 of each year, beginning on December 1, 2019. The Notes will mature on June 1, 2024, unless earlier repurchased by the Company or converted at the option of the holders.

The initial conversion rate for the Notes is 48.7781 shares of common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $20.50 per share). The initial conversion price represents a premium of approximately 30% to the $15.77 per share closing price of the Company’s common stock on May 30, 2019. The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a make-whole fundamental change (as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change.

Prior to the close of business on the business day immediately preceding December, 1 2023, the Notes may be converted only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2019 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after December 1, 2023 until the close of business on the second scheduled trading day immediately preceding the maturity date of the Notes, holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances. Upon conversion of any Notes, the Company will pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at the Company’s election.

The Company may not redeem the Notes prior to the maturity date and no sinking fund is provided for the Notes. Upon the occurrence of a fundamental change (as defined in the Indenture), holders may require the Company to repurchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be repurchased plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes are the Company’s general unsecured obligations and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; will rank equal in right of payment to the Company’s indebtedness that is not so subordinated; will be effectively junior in right of payment to any of its secured indebtedness to the extent of the value of the assets securing such indebtedness; and will be structurally junior to all indebtedness and other liabilities (including trade payables) of the subsidiaries of the Company.

The following events are considered “events of default” under the Indenture, which may result in the acceleration of the maturity of the Notes:

(1)            the Company defaults in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;

(2)            the Company defaults in the payment of principal of any Note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

(3)            failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right;

(4)            failure by the Company to give a fundamental change notice or notice of a make-whole fundamental change (each as described in the Indenture), in each case when due with respect to the Notes;

(5)            failure by the Company to comply with its obligations under the Indenture with respect to consolidation, merger and sale of assets of the Company;

(6)            failure by the Company to comply with any of its other agreements contained in the Notes or Indenture for 60 days after written notice from the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding has been received;

(7)            default by the Company or any of its subsidiaries (as defined in the Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $5.0 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise and such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days of such acceleration or failure to pay, as applicable;

(8)            a final judgment or judgments for the payment of $5.0 million (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any of its subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or

(9)            certain events of bankruptcy, insolvency, or reorganization of the Company or any of its significant subsidiaries (as defined in the Indenture).

If an event of default occurs and is continuing, the trustee by notice to the Company, or the holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Company and the trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately. In addition, in case of certain events of bankruptcy, insolvency or reorganization involving the Company, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.

The foregoing summaries of the Indenture and the Notes are qualified in their entirety by reference to the Indenture and the Form of 1.00% Convertible Senior Note due 2024 attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and such Exhibits 4.1 and 4.2 are incorporated herein by reference.

Convertible Note Hedge Transactions

In connection with the pricing of the Notes on May 30, 2019 and on June 4, 2019 in connection with the exercise of the over-allotment option, the Company entered into privately-negotiated convertible note hedge transactions with respect to its common stock (the “Convertible Note Hedge Transactions”) with each of Credit Suisse Capital LLC, represented by Credit Suisse Securities (USA) LLC, as its agent, and Barclays Bank PLC, represented by Barclays Capital Inc., as its agent (collectively, the “Counterparties”). The Company paid an aggregate amount of approximately $33.0 million to the Counterparties for the initial Convertible Note Hedge Transactions and an additional aggregate amount of approximately $3.3 million to the Counterparties for the Convertible Note Hedge Transactions in connection with the exercise of the over-allotment option. The initial and over-allotment Convertible Note Hedge Transactions cover, subject to anti-dilution adjustments substantially similar to those in the Notes, approximately 6.44 million shares of the Company’s common stock, the same number of shares initially underlying the Notes, at a strike price that corresponds to the initial conversion price of the Notes and are exercisable upon conversion of the Notes. The Convertible Note Hedge Transactions will expire upon the maturity of the Notes.

The Convertible Note Hedge Transactions are expected generally to reduce potential dilution to the Company’s common stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be. The Convertible Note Hedge Transactions are separate transactions, entered into by the Company with the Counterparties, and they are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Convertible Note Hedge Transactions.

The foregoing summary of the Convertible Note Hedge Transactions is qualified in its entirety by the copies of the form of confirmation for the Convertible Note Hedge Transactions attached as Exhibit 10.2 to this Current Report on Form 8-K, and such Exhibit 10.2 is incorporated herein by reference.

Warrant Transactions

In addition, concurrently with entering into the Convertible Note Hedge Transactions, on May 30, 2019 and on June 4, 2019 in connection with the exercise of the over-allotment option, the Company separately entered into privately-negotiated warrant transactions (the “Warrants”), whereby the Company sold to the Counterparties warrants to acquire, collectively, subject to anti-dilution adjustments, approximately 6.44 million shares of the Company’s common stock at an initial strike price of approximately $25.23 per share, which represents a premium of 60% over the last reported sale price of the Company’s common stock of $15.77 on May 30, 2019. The Company received aggregate proceeds of approximately $27.1 million from the sale of the initial Warrants to the Counterparties and $2.7 million from the sale of the Warrants to the Counterparties in connection with the exercise of the over-allotment option. The Warrants were sold in private placements to the Counterparties pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

If the market value per share of the Company’s common stock, as measured under the Warrants, exceeds the strike price of the Warrants, the Warrants will have a dilutive effect on the Company’s earnings per share, unless the Company elects, subject to certain conditions, to settle the Warrants in cash.

The Warrants are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Warrants. The foregoing description of the Warrants is qualified in its entirety by the copy of the form of confirmations for the Warrant transactions attached as Exhibit 10.3 to this Current Report on Form 8-K, and such Exhibit 10.3 is incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 3.02                                           Unregistered Sales of Equity Securities.

Sale of the Notes and Warrants

The information set forth under Item 1.01 is incorporated into this Item 3.02 by reference.

Issuance of Shares of Common Stock in Connection with Repurchase of 4.00% Convertible Senior Notes due 2023

On May 30, 2019, the Company entered into separate and privately negotiated transactions with certain holders of its 4.00% Convertible Senior Notes due 2023 (the “2023 Notes”) to repurchase $60 million aggregate principal amount of the outstanding 2023 Notes (each, a “2023 Notes Repurchase Transaction” and, collectively, the “2023 Notes Repurchase Transactions”). The 2023 Notes Repurchase Transactions were consummated pursuant to individually negotiated exchange agreements with the holders of the 2023 Notes. Each of the 2023 Notes Repurchase Transactions under such exchange agreements was consummated on June 5, 2019. On such date, the Company issued 10,801,080 shares of its common stock in the aggregate and paid a cash amount of $6.0 million in the aggregate for the 2023 Notes being repurchased in the 2023 Notes Repurchase Transactions. The issuance of the shares of common stock in connection with each 2023 Notes Repurchase Transaction was made pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

Item 8.01                                           Other Events

On May 29, 2019, the Company issued a press release announcing the offering of the Notes. The full text of the press release is attached as Exhibit 99.1, and such Exhibit 99.1 is incorporated herein by reference.

On May 31, 2019, the Company issued a press release announcing the pricing of its offer and sale of the Notes. The full text of the press release is attached as Exhibit 99.2, and such Exhibit 99.2 is incorporated herein by reference.

Item 9.01                                          Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

4.1	Indenture, dated June 5, 2019, between Enphase Energy, Inc. and U.S. Bank National Association.

4.2	Form of 1.00% Convertible Senior Note due 2024 (included in Exhibit 4.1).

10.1	Purchase Agreement, dated May 30, 2019, by and among Enphase Energy, Inc., Credit Suisse Securities (USA) LLC and Barclays Capital Inc.

10.2	Form of Convertible Note Hedge Transaction Confirmation.

10.3	Form of Warrant Confirmation.

99.1	Press Release, dated May 29, 2019, announcing the offering of convertible senior notes.

99.2	Press Release, dated May 31, 2019, announcing the pricing of convertible senior notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2019	ENPHASE ENERGY, INC.

	By:	/s/ Eric Branderiz
Eric Branderiz
Vice President and Chief Financial Officer